SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
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                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

                      Delta Mutual, Inc.
    (Exact name of registrant as specified in charter)

         Delaware                                   000-30563
(State or other jurisdiction           (Commission File Number)
 of  incorporation)

111 North Branch Street, Sellersville, Pennsylvania      18960
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(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code: (215) 258-2800

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet arrangement of a Registrant.

Term Notes due October 2, 2005

On April 5, 2005, the Company issued to three private investors (the "Lenders"), an aggregate of $210,655.04 principal amount of 8% Term Notes (the "Notes"). The Notes bear interest at the rate of 8&% per annum, with the principal amount and interest due at maturity, on October 2, 2005.

The proceeds of the Notes will be used to procure equipment that will be deployed at a permanent oil sludge processing facility that the Company's Delta-Envirotech subsidiary will establish, as a local joint venture called Tryhuda-Envirotech, in the Indramayu region of West Java, Indonesia.

THE ABOVE DESCRIPTION OF THE TERMS OF THE NOTES SUMMARIZES ONLY CERTAIN MATERIAL TERMS OF THOSE AGREEMENTS OR INSTRUMENTS. FOR THE COMPLETE TERMS OF SUCH AGREEMENTS OR INSTRUMENTS, REFERENCE IS MADE TO THE FULL TEXTS THEREOF FILED AS AN EXHIBIT TO THIS REPORT.

Item 9.01 Financial Statements and Exhibits.

       (c )Exhibits

        No.               Description of Exhibit
        ---               ----------------------

       4.10 Form of 8% Term Notes of the Company, due October 2, 2005, issued in the aggregate principal amount of $210,655.04 on April 5, 2005.

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                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Delta Mutual, Inc.

Date: April 11, 2005
                                           By: /s/ Peter F. Russo
                                           -------------------------------------
                                           Peter F. Russo,
                                           President and Chief Executive Officer

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